Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

February 24, 2022

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Investors Relations

402-952-1235

America First Multifamily Investors, L.P. Announces Fourth Quarter and Annual 2021 Financial Results

Omaha, Nebraska – On February 24, 2022, America First Multifamily Investors, L.P. (NASDAQ: ATAX) (the “Partnership” or “ATAX”) announced financial results for the three and twelve months ended December 31, 2021.

Financial Highlights

As of and for the three months ended December 31, 2021:

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Total revenues of $20.0 million
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Net income, basic and diluted, of $0.11 per Beneficial Unit Certificate (“BUC”)
•
Cash Available for Distribution (“CAD”) of $0.14 per BUC
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Total assets of $1.39 billion
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Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $978.3 million

For the twelve months ended December 31, 2021:

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Total revenues of approximately $68.5 million
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Net income of $0.52 per BUC, basic and diluted
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Cash Available for Distribution of $0.64 per BUC

The Partnership reported the following notable transactions during the fourth quarter of 2021:

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Advanced $39.3 million to acquire two affordable multifamily MRB investments and fund an existing MRB investment commitment. Advances were partially funded with $23.7 million of draws on the Partnership’s acquisition line of credit and $25.1 million of Tender Option Bond (“TOB”) financing proceeds.
•
Purchased the Live 929 Apartments Series B MRB, which in combination with ATAX’s existing Live 929 Apartments Series A MRB investment represent all senior debt of the property. The MRB was purchased for $17.3 million which was a 20% discount to outstanding principal.
•
Committed to fund an MRB investment up to $44.0 million secured by a to-be-constructed independent living, assisted living and memory care property in Traverse City, MI. This is the Partnership’s first seniors housing MRB investment. The Partnership initially advanced $100,000 at closing and will advance the remaining funds during construction and stabilization.
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Advanced funds for six GIL investment commitments totaling $18.8 million and four related property loan investment commitments totaling $23.0 million.
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Funded a bridge loan secured by a skilled nursing property in Houston, TX to position ourselves for a future MRB investment.
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Advanced equity totaling $17.5 million to five unconsolidated entities.
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Executed its first TOB financing with Barclays Bank to finance current and future advances on certain GIL and property loan investment commitments.

In January 2022, ATAX participated in a restructuring of the outstanding debt of the Live 929 Apartments. The restructuring transaction provided additional funds to resolve certain accounts payable at the property, fund a debt service reserve, perform repairs and capital improvements, and improve the property’s debt service coverage going forward. The Partnership’s two existing MRB investments were redeemed at par plus accrued interest and the Partnership purchased a new MRB and taxable MRB with total aggregate principal of $70.0 million. The Partnership funded the acquisition with $56.0 million of proceeds from a new variable-rate TOB financing with Mizuho. In conjunction with the new TOB financing, the Partnership executed an interest rate swap agreement with Mizuho to mitigate the potential risk of rising short term interest rates. The controlling ownership of the property was transferred to a new non-profit entity simultaneous with the restructuring transaction. The Partnership believes that with new ownership and adequate funding for capital improvements, the Live 929 Apartments property is positioned for stable performance going forward.

Investment Updates and Management Remarks

The Partnership announced the following updates regarding its investment portfolio:

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All affordable multifamily MRB investments are current on contractual principal and interest payments as of December 31, 2021 and the Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers of the MRB investments.
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The Live 929 Apartments MRB property is 95% occupied as of December 31, 2021, which exceeds pre-COVID occupancy levels. The nearby university, Johns Hopkins University, continues to hold on-campus, in-person classes.
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The borrower for the Partnership’s only commercial MRB property, the Provision Center, received approval from the United States bankruptcy court of an agreement to sell the property. The Partnership owns approximately 9% of the MRBs issued to finance the property and the Partnership will receive its proportional share of final sale proceeds and other funds held under the lien of the bond indenture upon completion of the sale and final termination of the MRBs.
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Five Vantage property investments are over 90% occupied as of December 31, 2021, with another property at 89% occupancy. Seven additional Vantage property investments are currently under construction or in development and none have experienced material supply chain disruptions for either construction materials or labor to date.

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The Partnership’s two owned student housing properties, The 50/50 MF Property (near the University of Nebraska-Lincoln) and the Suites on Paseo MF Property (near San Diego State University), continue to meet all direct mortgage and operating obligations with cash flows from operations. The 50/50 MF Property is 88% occupied and the Suites on Paseo MF Property is 97% occupied as of December 31, 2021.

“We continue to strategically invest in our affordable multifamily MRB and GIL asset classes while also expanding into seniors housing and skilled nursing property MRB investments where we believe we can earn attractive leveraged returns,” said Ken Rogozinski, the Partnership’s Chief Executive Officer. “We continue to recognize meaningful returns on our Vantage multifamily investments. The continued stabilization of completed properties and the as-anticipated construction of other properties are very encouraging for this segment of our business.”

“We will also continue to monitor short term and long term interest rates and the potential effect on our funding costs and pricing for new investments,” added Rogozinski.

Disclosure Regarding Non-GAAP Measures

This report refers to Cash Available for Distribution (“CAD”), which is identified as a non-GAAP financial measure. We believe CAD provides relevant information about our operations and is necessary, along with net income, for understanding our operating results. Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and our computation of CAD may not be comparable to CAD reported by other companies. Although we consider CAD to be a useful measure of our operating performance, CAD is a non-GAAP measure and should not be considered as an alternative to net income that is calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP. See the table at the end of this press release for a reconciliation of our net income as determined in accordance with GAAP and our CAD for the periods set forth.

Earnings Webcast & Conference Call

The Partnership will host a Webcast & Earnings Call for Unitholders on Thursday, February 24th at 4:30 p.m. Eastern Time to discuss the Partnership’s Fourth Quarter 2021 results. Participants can access the Fourth Quarter 2021 Earnings Conference Call in one of two ways:

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Participants can register for access to the live broadcast in listen-only mode using the following link: https://edge.media-server.com/mmc/p/phgv5kxt for registration on Thursday, February 24, 2022, approximately 30 minutes prior to the start of the earnings call, or
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Participants wanting to ask questions may dial toll free (855) 854-0934 (International Participants may dial (720) 634-2907) using Conference ID# 1457425. Please place your call at least 15 minutes prior to the start of the earnings call to ensure a timely connection. The operator will open the lines for questions at the conclusion of management’s presentation.

Following completion of the earnings call, a recorded replay will be available on the Partnership’s Investor Relations website at www.ataxfund.com.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: defaults on the mortgage loans securing our mortgage revenue bonds and governmental issuer loans; the competitive environment in which the Partnership operates; risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties; general economic conditions, including the current and future impact of the novel coronavirus (COVID-19) on business operations, employment, and government-mandated mitigation measures; changes in interest rates; the Partnership’s ability to access debt and equity capital to finance its assets; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; potential exercising of redemption rights by the holders of the Series A Preferred Units; local, regional, national and international economic and credit market conditions; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration within the mortgage revenue bond and governmental issuer loan portfolio held by the Partnership; changes in the Internal Revenue Code and other government regulations affecting the Partnership’s business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Cash Available for Distribution (“CAD”)

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three and twelve months ended December 31, 2021 and 2020:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
Net income	$7,853,570	$798,740	$38,099,488	$7,208,828
Change in fair value of derivatives	(34,518)	(12,620)	(23,214)	(116,899)
Depreciation and amortization expense	683,653	668,771	2,732,922	2,810,073
Provision for credit loss (1)	956,813	2,032,981	1,856,893	7,318,590
Provision for loan loss (2)	114,186	99,526	444,302	911,232
Reversal of impairment on securities (3)	-	-	-	(1,902,979)
Impairment charge on real estate assets	-	-	-	25,200
Reversal of impairment charge on real estate assets (4)	(250,200)	-	(250,200)	-
Amortization of deferred financing costs	386,625	162,354	1,209,837	1,450,398
Restricted unit compensation expense	438,143	383,078	1,277,694	1,017,938
Deferred income taxes	(11,374)	(39,438)	(89,055)	(105,920)
Redeemable Preferred Unit distributions and accretion	(717,763)	(717,763)	(2,871,051)	(2,871,051)
Tier 2 (Income distributable) Loss allocable to the General Partner (5)	(46,222)	-	(2,649,242)	80,501
Bond purchase premium (discount) amortization (accretion), net of cash received	(17,500)	(19,735)	(72,052)	(59,691)
Total CAD	$9,355,413	$3,355,894	$39,666,322	$15,766,220

Weighted average number of BUCs outstanding, basic	65,972,296	60,583,368	61,971,556	60,606,989
Net income per BUC, basic	$0.11	$0.00	$0.52	$0.07
Total CAD per BUC, basic	$0.14	$0.06	$0.64	$0.26
Distributions declared, per BUC	$0.19	$0.06	$0.50	$0.305

(1)
The provision for credit loss for 2021 related to other-than-temporary impairments of approximately $1.9 million related to the Provision Center 2014-1 MRB. The provision for credit loss for 2020 consists of other-than-temporary impairments of approximately $3.5 million related to the Live 929 Apartments - Series A MRB and approximately $3.9 million related to the Provision Center 2014-1 MRB.
(2)
The provision for loan loss relates to impairment of the Live 929 Apartments property loan.
(3)
This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the PHC Certificates. Such adjustments were reversed in the first quarter of 2020 upon the sale of the PHC Certificates in January 2020.
(4)
This amount represents previous impairments recognized as adjustments to CAD in prior periods related to land held for development in Gardner, KS. Such adjustments were reversed in the fourth quarter of 2021 upon the sale of the land.
(5)
As described in Note 3 to the Partnership’s consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner, up to a maximum amount as defined in the Partnership Agreement. Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest in excess of the maximum threshold (Tier 3 income) is allocated 100% to the limited partners and BUC holders, as a class. The adjustment represents the 25% of Tier 2 income due to the General Partner.

For the year ended December 31, 2021, Tier 2 income allocable to the general partner consisted of approximately $702,000 related to the gain on sale of Vantage at Germantown in March 2021, approximately $1.4 million related to the gain on sale of Vantage at Powdersville in May 2021, approximately $462,000 related to the redemption of Rosewood Townhomes – Series A and South Pointe Apartments – Series A MRBs in July 2021, and approximately $119,000 related to the gain on sale of Vantage at Bulverde in August 2021. This was offset by the loss on the sale of land held for development in Gardner, KS and reversal of prior impairments. For the year ended December 31, 2020, Tier 2 loss related to the sale of the PHC Certificates.